Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129462 and 333-167685) of National HealthCare Corporation of our reports dated March 5, 2009, relating to the consolidated financial statements and financial statement schedule of National HealthCare Corporation for the year ended December 31, 2008, which appear in this Form 10-K.

/s/ BDO USA, LLP

(formerly known as BDO Seidman, LLP)

Nashville, Tennessee

February 22, 2011